OLD REPUBLIC INTERNATIONAL CORPORATION
SIGN-ON RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (the "Agreement"), dated as of __________________ (the "Date of Grant"), is made by and between Old Republic International Corporation, a Delaware corporation (the "Company"), and _________________ (the "Grantee" or “you” or “your”).

WHEREAS, Grantee is employed by a Subsidiary of the Company in the position of ___________________ and, as a matter of separate inducement and agreement in connection with Grantee’s employment, and not in lieu of any salary or other compensation for Grantee’s services, the Company desires to enter into this Agreement with Grantee;

WHEREAS, the Company desires to grant to the Grantee, subject to the restrictions herein set forth, the number of shares of the Company’s Common Stock (the “Restricted Stock”) provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award.

As of the effective date hereof, the Company hereby grants to you _________________________(___ ) shares (the "Shares") of Restricted Stock (the "Award") valued at approximately ______ at market close on _____________, on the terms and conditions set forth in this Agreement.

Section 2. Terms and Conditions of Award.

The grant of Restricted Stock provided in Section 1 shall be subject to the following terms, conditions and restrictions:

(a) Restrictions. The Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect. You further agree that any Restricted Stock which you may acquire by virtue of this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by you unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Restricted Stock has become effective so as to permit your sale or other disposition of such Restricted Stock, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that your sale or other proposed disposition of such Restricted Stock may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Restricted Stock under the Securities Act of 1933, as amended.

(b) Rights as Stockholder. Until such time as the Restrictions on the Shares of Restricted Stock are removed pursuant to this Agreement, you shall (have or not have) any rights of a stockholder with respect to said shares, including without limitation, the right to vote the shares or to receive any dividends or other distributions paid or made with respect to such shares.

(c) Certificate; Book Entry Form; Legend. The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in your name, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. You agree that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in the agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(d) Vesting; Lapse of Restrictions. Subject to the provisions of this Agreement, of the Shares of Restricted Stock shall vest on ____________, and a like percentage on ___________________ and again on ______________. Upon the lapse of restrictions relating to any Shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book-entry form or deliver to you or your personal representative a stock certificate representing a number of Shares of Common Stock, free of the restrictive legend described in Section 2(c), equal to the number of Shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock shall have theretofore been delivered to you, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares of Common Stock.

(e) Termination of Employment.

(i) In the event your employment with the Company’s Subsidiary is terminated by the Company without Cause (as herein defined) or due to Disability (as herein defined), or due to your death prior to the lapsing of the restrictions in accordance with Section 2(d) hereof with respect to any Shares of the Restricted Stock granted hereunder, the Award shall, notwithstanding the provisions of Section 2(d), fully vest on the date of such termination of employment and be free of any restrictions under Section 2(d). For the purpose hereof, the term “Cause” means (i) your willful failure to perform substantially your duties with the Company or any subsidiary of the Company (other than any such failure due to Disability); (ii) your willful malfeasance or misconduct in the conduct of your duties; (iii) your willful and material violation of a provision of the Company’s Code of Business Conduct and Ethics or Code of Ethics for the Principal Executive Officer and Senior Financial Officers; or (iv) your conviction of, or entry of a plea of guilty or no contest with respect to, a felony or any misdemeanor involving an element of fraud or dishonesty. The term “Disability” for the purposes hereof means a period of medically determined physical or mental impairment that is expected to result in death or to last for a continuous period of not less than 12 months during which you are unable to engage in any substantial gainful activity by reason of such impairment.

(ii) Subject to Section 2(f) below, in the event your employment is terminated with the Company’s Subsidiary for any reason other than a termination described in (i) above, prior to the lapsing of restrictions in accordance with Section 2(d) with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by you shall be automatically forfeited by you as of the date of termination.

(iii) Any Shares of Restricted Stock forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither you nor any of your successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares. If certificates for any such Shares containing restrictive legends shall have theretofore been delivered to you (or your legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(f) Change in Control. The following provisions shall apply to a Change in Control of the Company.

(i) In the event there is a Change in Control of the Company and the Award is continued, assumed or substituted in connection with the Change in Control, the Award shall continue to vest in accordance with Section 2(d). For the purposes hereof, the term “Change in Control” shall have the same meaning as that given it under the regulations for Section 409A of the Internal Revenue Code (herein, the “Code”).

(ii) Notwithstanding (i) above, in the event there is a Change in Control of the Company and the Award is not continued, assumed or substituted in connection with the Change in Control, the Award shall, notwithstanding the provisions of Section 2(d), fully vest on the date of such Change in Control and be free of any restrictions under Section 2(d).

(g) Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares having a Fair Market Value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock (with such withholding obligation determined based on any applicable minimum statutory withholding rates), in connection with the vesting of the Restricted Stock. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in such method, you make a Section 83(b) election pursuant to Section 2(h) below, or the parties otherwise agree in writing, then the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring you to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to you; and/or (iii) by allowing you to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by you for such period (if any) as may be required to avoid a charge to the Company's earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

(h) Section 83(b) Election; Section 409A. The Restricted Stock subject to this Agreement is intended to constitute a grant of restricted property subject to taxation under Section 83 of the Code and to satisfy the corresponding exemption from Section 409A of the Code. This Agreement is intended to, and shall be interpreted, administered and construed to, treat this exemption from Section 409A as applying to the Award of Restricted Stock under this Agreement. You agree to seek the advice of a tax advisor, no later than thirty (30) days after the Award grant date, as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to you.

Section 3. Miscellaneous.

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in your case, to your address appearing on the books of the Company or to your residence or to such other address as you may designate in writing.

(b) No Right to Continued Employment. Nothing in this Agreement shall confer upon you any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge you at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to Awards as the Company’s Compensation Committee, in its sole discretion, deems equitable or appropriate.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to you and your beneficiaries, executors, administrators, heirs and successors.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g) Annual Report. You acknowledge having received a copy of the Company’s most recent Annual Report and Form 10-Q and accept the Award of Restricted Stock subject to all the provisions of this Agreement.

(h) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.

(i) Governing Law. This Agreement and your rights hereunder shall be construed and determined in accordance with the laws of the State of Illinois.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the ____ day of ___________, 20__.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:    ________________________________
Printed Name:
Title:

By:    ________________________________
Printed Name:

OLD REPUBLIC INTERNATIONAL CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (the "Agreement"), dated as of [ ](the "Date of Grant"), is made by and between Old Republic International Corporation, a Delaware corporation (the "Company"), and [ ] (the "Grantee" or “you” or “your”).

WHEREAS, Grantee is employed by the Company or a Subsidiary of the Company;

WHEREAS, as a matter of separate inducement and agreement in connection with Grantee’s employment, and not in lieu of any salary or other compensation for Grantee’s services, the Company desires to enter into this Agreement with Grantee;

WHEREAS, the Company desires to grant to the Grantee, subject to the restrictions set forth herein and the Company’s 2016 Incentive Compensation Plan (the “Plan”), the number of shares of the Company’s Common Stock (the “Restricted Stock”) provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

As of the effective date hereof, the Company hereby grants to you
[ ] shares (the "Shares") of Restricted Stock (the "Award") on the terms and conditions set forth in this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1 shall be subject to the following terms, conditions and restrictions:

(a) Plan. This Award is issued under the Plan and is subject to the terms and conditions set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Any capitalized term used in this Agreement that is not defined herein shall have the meaning set forth in the Plan. You acknowledge receiving a copy of the Plan.

(b) Certificate; Book Entry Form; Legend. The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in your name, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. You agree that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including restrictions against transfer (the "Restrictions"), contained in the agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(c) Vesting. The Restricted Stock is fully vested as of the Date of Grant. Accordingly, the Fair Market Value of the Shares is taxable to you on the Date of Grant. Subject to the restrictions set forth in Section 2(d), as of the date of issuance you shall have all the rights of a stockholder with respect to said Shares, including without limitation, the right to vote the shares or to receive any dividends or other distributions paid or made with respect to such Shares.

(d) Restrictions on Sale or Transfer. Subject to the provisions of this Agreement, the Shares and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the three-year period beginning on the Date of Grant (the “Restricted Period”). Any attempt to dispose of any Shares in contravention of the above restriction shall be null and void and without effect. The restrictions in this Section 2(d) shall lapse with respect to one-third of the Shares on the first anniversary of the Date of Grant, two-thirds of the Shares on the second anniversary of the Date of Grant and all of the Shares on the third anniversary of the Date of Grant. Upon the lapse of restrictions relating to any Shares, the Company shall, as applicable, either remove the notations on any such Shares issued in book-entry form or deliver to you or your personal representative a stock certificate representing a number of shares of Common Stock, free of the restrictive legend described in Section 2(b), equal to the number of Shares with respect to which such restrictions have lapsed. If certificates representing such Shares shall have theretofore been delivered to you, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.

(e) Termination of Employment. In the event your employment with the Company and all Subsidiaries is terminated without Cause (as herein defined), or due to Disability (as herein defined), or due to your death prior to the lapsing of the restrictions in accordance with Section 2(d), all of the Shares shall become free of any restrictions under Section 2(d). For the purposes hereof, the term “Cause” means (i) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving your employment with the Company or any Subsidiary, or breach of the duty of loyalty to the Company or any Subsidiary; (ii) performing an act of race, sex, national origin, religion, disability, or age-based discrimination which, after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company, any Subsidiary and/or you; (iii) material violation of the Company’s policies and procedures including, but not limited to, the Company’s Employee Handbook and/or Code of Business Conduct and Ethics; or (iv) performing any act resulting in a criminal felony charge brought against you or a criminal conviction (other than a conviction of a minor traffic violation). The term “Disability” for the purposes hereof means a period of medically determined physical or mental impairment that is expected to result in death or to last for a continuous period of not less than 12 months during which you are unable to engage in any substantial gainful activity by reason of such impairment.

(f) Change of Control. In the event there is a Change of Control of the Company and the Award is continued, assumed or substituted in connection with the Change of Control, the Award shall continue to be subject to the restrictions in accordance with Section 2(d).

(g) Income Taxes. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to you to pay such federal, state and local withholding taxes as may be required by law in connection with the Award, or to otherwise require you to pay such withholding taxes. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation by such method, or the parties otherwise agree in writing, then, the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring you to pay such amount in cash or check; (ii) withholding from the Shares a number of Shares having a Fair Market Value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock (with such withholding obligation determined based on any applicable minimum statutory withholding rates); or (iii) by allowing you to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by you for such period (if any) as may be required to avoid a charge to the Company's earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in your case, to your address appearing on the books of the Company or to your residence or to such other address as you may designate in writing.

(b) No Right to Continued Employment. Nothing in this Agreement shall confer upon you any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge you at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to you and your beneficiaries, executors, administrators, heirs and successors.

(d) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(e) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(f) Annual Report. You acknowledge having received a copy of the Company’s most recent Annual Report and Form 10-Q and accept the Award of Restricted Stock subject to all the provisions of this Agreement.

(g) Entire Agreement and Clawback Policy. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto. This Award Agreement and the Shares granted hereunder are subject to any Company clawback policy in effect as of the date of this Agreement or as subsequently amended, modified or replaced.

(h) Governing Law. This Agreement and your rights hereunder shall be construed and determined in accordance with the laws of the State of Illinois.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the [ ] day of [ ].

OLD REPUBLIC INTERNATIONAL CORPORATION

By:    ________________________________
Printed Name:
Title:

By:    ________________________________
Printed Name:    [ ]
Title: [ ]